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                       CONSENT OF KPMG PEAT MARWICK LLP


Exhibit 23.1



The Board of Directors
Specialty Teleconstructors, Inc.

We consent to incorporation by reference in the registration statement (No. 333-18899) on Form S-8 of Specialty Teleconstructors, Inc. of our report dated August 29, 1997, relating to the balance sheets of Microwave Tower Service, Inc. as of June 30, 1997, and 1996, and the related statements of earnings, stockholder's equity, and cash flows for the years then ended, which report appears in the the current Report on Form 8-K/A (Amendment No. 1), of Specialty Teleconstructors, Inc.



Albuquerque, New Mexico
September 12, 1997